EXHIBIT 23






INDEPENDENT AUDITORS' CONSENT



Ogden Corporation:


We consent to the incorporation by reference in Registration Statement Nos. 33-36658, 33-38489, 33-36667, 33-36657, 33-17558,
33-54143 of Ogden Corporation on Forms S-8 of our reports dated February 3, 1995 (which express an unqualified opinion and include an explanatory paragraph relating to the adoption of Statements of Financial Accounting Standards Nos. 106, 109, 112 and 115) appearing or incorporated by reference in this Annual Report on Form 10-K of Ogden Corporation for the year ended December 31, 1994.




/s/Deloitte & Touche LLP

New York, New York
March 29, 1995